Exhibit (k)(6)

                             COLUMBIA FUNDS TRUST I
                             COLUMBIA FUNDS TRUST II
                            COLUMBIA FUNDS TRUST III
                             COLUMBIA FUNDS TRUST IV
                             COLUMBIA FUNDS TRUST V
                             COLUMBIA FUNDS TRUST VI
                            COLUMBIA FUNDS TRUST VII
                      COLUMBIA FLOATING RATE ADVANTAGE FUND

                          RULE 12B-1 DISTRIBUTION PLAN
                                  JULY 1, 2001

     Each Massachusetts Business Trust (Trust) designated in Appendix 1 as revised from time to time, acting severally, adopts as of July 1, 2001, as amended and restated on July 1, 2002, November 4, 2002 and November 1, 2003, the following distribution plan (the Plan) pursuant to Rule 12b-1 (the Rule) under the Investment Company Act of 1940 (Act) on behalf of each Fund in that Trust.

I.   A. PLANS APPLYING TO CLASS A, B, C AND G SHARES

     Except as indicated below, each Fund having Class A, B or C Shares shall pay a service fee at the annual rate of 0.25% of the average daily net assets of its Class A, B and C Shares, and a distribution fee at the annual rate of 0.75% of the average daily net assets of its Class B and C Shares.

     Each Fund having Class G shares may pay distribution and service fees up to a maximum of 1.15% of the Fund's average daily net assets attributable to Class G shares (comprised of up to 0.65% for distribution services, up to 0.25% for shareholder liaison services and up to 0.25% for administrative support services).

     COLUMBIA MONEY MARKET FUND and COLUMBIA MUNICIPAL MONEY MARKET FUND do not pay a service fee on Class A shares.

     COLUMBIA CALIFORNIA TAX-EXEMPT FUND, COLUMBIA CONNECTICUT TAX-EXEMPT FUND, COLUMBIA MASSACHUSETTS TAX-EXEMPT FUND, and COLUMBIA NEW YORK TAX-EXEMPT FUND each pays a service fee at the annual rates of:

          (A) 0.10% of the net assets attributable to its outstanding Class A and Class B Shares issued prior to December 1, 1994, and

          (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

     COLUMBIA LIBERTY FUND and COLUMBIA MID CAP VALUE FUND each pays a service fee at the annual rates of:

          (A) 0.15% of the net assets attributable to its outstanding Class A and B Shares issued prior to April 1, 1989, and

          (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.


     COLUMBIA STRATEGIC INCOME FUND pays a service fee at the annual rates of:

          (A) 0.15% of its net assets attributable to its outstanding Class A and B Shares issued prior to January 1, 1993, and

          (B) 0.25% of the net assets attributable to its outstanding Class A, B and C Shares issued thereafter.

     COLUMBIA TAX-EXEMPT INSURED FUND and COLUMBIA TAX-EXEMPT FUND each pays a service fee at an annual rate of 0.20% of the net assets of its Class A, B and C shares.

     COLUMBIA EUROPE FUND and COLUMBIA FLOATING RATE ADVANTAGE FUND each pays an annual distribution fee not exceeding 0.10% of the average net assets of its Class A Shares.

     COLUMBIA FLOATING RATE ADVANTAGE FUND pays an annual distribution fee not exceeding 0.45% of the average net assets of its Class B Shares and 0.60% of the average net assets of its Class C Shares.

     COLUMBIA TAX-MANAGED VALUE FUND and COLUMBIA TAX-MANAGED AGGRESSIVE GROWTH FUND each pays an annual distribution fee not exceeding 0.05% of the average net assets of its Class A Shares.

     COLUMBIA INTERMEDIATE TAX-EXEMPT BOND FUND pays an annual service fee not exceeding 0.25% of the average daily net assets of its A, B and C Shares and an annual distribution fee not exceeding 0.10% of the average daily net assets of its Class A Shares and not exceeding 0.60% of the average daily net assets of its Class B and C Shares.

     B.   PLANS APPLYING TO OTHER CLASSES OF SHARES

     COLUMBIA TAX-MANAGED GROWTH FUND:

          CLASS E SHARES. Class E shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.10% of the average daily net assets of the Class.

          CLASS F SHARES. Class F Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of the Class.

     COLUMBIA STRATEGIC INCOME FUND and COLUMBIA NEWPORT JAPAN OPPORTUNITIES
FUND:

          CLASS J SHARES. Class J Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.35% of the average daily net assets of the Class for Columbia Strategic Income Fund and a distribution fee at the annual rate of 0.25% of the average daily net assets of the Class for Newport Japan Opportunities Fund.

     COLUMBIA NEWPORT JAPAN OPPORTUNITIES FUND:

          CLASS N SHARES. Class N Shares pay a service fee at the annual rate of 0.25% of the net assets of the Class and a distribution fee at the annual rate of 0.75% of the average daily net assets of

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     the Class.

THE FOLLOWING FUNDS DO NOT HAVE 12B-1 PLANS FOR THE SPECIFIED CLASSES OF SHARES:

     COLUMBIA CONTRARIAN INCOME FUND: Class I Shares.

     COLUMBIA NEWPORT TIGER FUND: Class T and Class Z Shares.

     Each Fund listed in Appendix 1 except for COLUMBIA GLOBAL EQUITY FUND, COLUMBIA TAX-EXEMPT FUND, COLUMBIA TAX-EXEMPT INSURED FUND, COLUMBIA CALIFORNIA TAX-EXEMPT FUND, COLUMBIA CONNECTICUT TAX-EXEMPT FUND, COLUMBIA MASSACHUSETTS TAX-EXEMPT FUND and COLUMBIA NEW YORK TAX-EXEMPT FUND: Class Z Shares.

II.  PAYMENTS OF FEES UNDER THE PLAN

     Each Fund shall make all payments of service and distribution fees under this Plan to Columbia Funds Distributor, Inc. (CFDI) monthly, on the 20th day of each month or, if such day is not a business day, on the next business day thereafter. No Fund shall pay, nor shall CFDI be entitled to receive, any amount under this Plan if such payment would result in CFDI receiving amounts in excess of those permitted by applicable law or by rules of the National Association of Securities Dealers, Inc.

III. USE OF FEES

     CFDI may pay part or all of the service and distribution fees it receives from a Fund as commissions to financial service firms that sell Fund Shares or as reimbursements to financial service firms or other entities that provide shareholder services to record or beneficial owners of shares (including third party administrators of qualified plans). This provision does not obligate CFDI to make any such payments nor limit the use that CFDI may make of the fees it receives.

IV.  REPORTING

     CFDI shall provide to the Trust's Trustees, and the Trustees shall review, at least quarterly, reports setting forth all Plan expenditures, and the purposes for those expenditures. Amounts payable under this paragraph are subject to any limitations on such amounts prescribed by applicable laws or rules.

V.   OTHER PAYMENTS AUTHORIZED

     Payments by the Trust to CFDI and its affiliates (including Columbia Management Advisors, Inc.) other than as set forth in Section I which may be indirect financing of distribution costs are authorized by this Plan.

VI.  CONTINUATION; AMENDMENT; TERMINATION

     This Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. The Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule and any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. The Plan may be terminated with respect to any Class of Shares at any time as provided in the Rule without payment

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of any penalty. The continuance of the Plan shall be effective only if the selection and nomination of the Trust's Trustees who are not interested persons (as defined under the Act) of the Trust is effected by such non-interested Trustees as required by the Rule.

Approved by the Trustees as of the date set forth above:


By: /s/ Russell L. Kane
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    Russell L. Kane, Assistant Secretary For Each Trust

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